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                                                             Exhibit 23.6

                       INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Community First Bankshares, Inc. on Form S-4 of our report dated April 20, 1996 relating to the consolidated financial statements of First National Summit Bankshares, Inc. as of December 31, 1995 and for the years ending December 31, 1995 and 1994, appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus.


DELOITTE & TOUCHE LLP

Denver, Colorado
October 29, 1997